UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 4, 2022

DiamondRock Hospitality Company

(Exact name of registrant as specified in charter)

Maryland	001-32514	20-1180098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Bethesda Metro Center, Suite 1400

Bethesda, MD 20814

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s telephone number, including area code): (240) 744-1150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	DRH	New York Stock Exchange
8.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	DRH Pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 4, 2022, DiamondRock Hospitality Company (the “Company”), as parent guarantor, DiamondRock Hospitality Limited Partnership, as borrower, and certain subsidiaries of the Company, as guarantors, entered into a Fourth Amendment (the “Fourth Amendment”) to the Fifth Amended and Restated Credit Agreement dated as of July 25, 2019, with Wells Fargo Bank, National Association, as administrative agent, and certain other lenders named therein (the “Credit Agreement”, and as amended by the First Amendment, dated as of June 9, 2020, the Second Amendment, dated as of August 14, 2020, the Third Amendment dated as of January 20, 2021, and the Fourth Amendment, the “Amended Credit Agreement”).

The Fourth Amendment extends the existing waiver of the quarterly-tested financial covenants through March 31, 2022, unless the Company elects to terminate the waiver on an earlier date (the “Covenant Relief Period”).

Following the end of the Covenant Relief Period, the Fourth Amendment modifies certain financial covenants until July 1, 2023, unless the Company elects to terminate the period on an earlier date (the “Ratio Adjustment Period”), as follows:

•	Fixed Charge Coverage Ratio may not be less than 1.00 to 1.00 for the first testing period of the Ratio Adjustment Period, 1.20 to 1.00 for the second testing period of the Ratio Adjustment Period, 1.40 to 1.00 for the third testing period of the Ratio Adjustment Period and 1.50 to 1.00 thereafter.
•	Maximum Leverage Ratio is increased from 60% to 65%;
•	Unencumbered Leverage Ratio is increased from 60% to 65%; and
•	Unencumbered Implied Debt Service Coverage Ratio may not be less than 1.00 to 1.00.

During the Covenant Relief Period and until the date the Company has demonstrated compliance with the financial covenants for the fiscal quarter following the end of the Covenant Relief Period, the Fourth Amendment allows for acquisitions of unencumbered hotels, subject to a $550 million limitation, so long as certain financial conditions are met.

As of February 4, 2022, $160.0 million of borrowings were outstanding under the revolving credit facility and $350.0 million of term loans were outstanding under the Amended Credit Agreement.

The foregoing description of the Fourth Amendment is qualified in its entirety by the full terms and conditions of the Fourth Amendment which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation Of A Direct Financial Obligation Or An Obligation Under An Off-Balance Sheet Arrangement Of A Registrant.

The information set forth under Item 1.01 of this Current Report hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On February 4, 2022, the Company entered into a Fifth Amendment to the Term Loan Agreement dated as of October 18, 2018, which provides for a $50 million unsecured term loan due in October 2023, to conform to the terms being amended in the Amended Credit Agreement, as further described in Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are included with this report:

Exhibit No.	Description

10.1	Fourth Amendment to Fifth Amended and Restated Credit Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMONDROCK HOSPITALITY COMPANY

Dated: February 8, 2022	By:	/s/ Briony R. Quinn
Briony R. Quinn
Senior Vice President and Treasurer